Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

First Quarter 2014 Results

Wakefield, MA—April 29, 2014—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $28.8 million or $0.29 per share for the first quarter ended March 31, 2014. Net income was $3.6 million or $0.04 per share for the first quarter ended March 31, 2014.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended March 31,
(in 000's except per share data)	2014	2013	Increase (Decrease)

Net Income	$3,573	$4,401	$(828)

FFO	$28,779	$21,237	$7,542
Per Share Data:
EPS	$0.04	$0.05	$(0.01)
FFO	$0.29	$0.26	$0.03

Weighted average
shares (diluted)	100,187	82,937	17,250

Comparing results for the first quarter of 2014 to the same period in 2013, FFO increased $7.5 million or $0.03 per share to $28.8 million or $0.29 per share. The FFO increase was primarily from higher property income due to three acquisitions completed since May 2013 and improved occupancy in our portfolio. These increases were partially offset by higher interest costs and G&A expenses. Net Income and EPS was $3.6 million or $0.04 per share for the first quarter of 2014 compared to a net income of $4.4 million or $0.05 per share for the first quarter of 2013.

George J. Carter, President and CEO, commented as follows:

“For the first quarter of 2014, FSP's profits as represented by FFO totaled approximately $28.8 million or $0.29 per share, essentially flat when compared to the fourth quarter of 2013. Dividend distributions declared for the first quarter of 2014 were approximately $19.0 million or $0.19 per share. At this time, we are updating our full-year 2014 FFO guidance to a range of $1.09 to $1.12 per diluted share.

Our directly-owned real estate portfolio of 39 properties, totaling approximately 9,700,000 square feet, was approximately 94.5% leased as of March 31, 2014, up from approximately 94.1% leased at the end of the fourth quarter 2013. Our property portfolio of primarily urban in-fill office assets has relatively modest lease expirations during 2014, which we have continued to proactively reduce. As of the end of the first quarter 2014, about 4.8% of our commercial square footage is scheduled to expire during the balance of 2014. Tenant improvement expenditures and leasing costs continue to moderate in relation to the level of rental revenues being achieved.

Organic "same-store" rental growth increased 2.9% in the first quarter, however no new property acquisitions were completed. Potential new property acquisition possibilities are actively being worked on as well as selected property disposition opportunities. We would anticipate both property acquisition and disposition activities this year to result in some level of asset recycling. Raising new capital for additional property acquisition activity will be subject to broader capital/property market conditions.

In addition, we are pleased to announce that, following the December 31, 2015 expiration of our lease with TCF Bank at 801 Marquette Avenue South, Minneapolis, Minnesota, we intend to redevelop that existing four-story office building.  When we acquired this asset in 2010 as a part of a two-property purchase, the opportunity to pursue development was our primary, long-term investment objective as we believe that the site is both one of the best and most underdeveloped locations in the central business district of Minneapolis, one of our core markets. We are very optimistic about this project and its future potential to contribute meaningfully to our profits, and we will look forward to providing you more details in the future, as we pursue this opportunity.

As the second quarter of 2014 begins, FSP remains very optimistic about its continuing growth prospects.”

Dividend Update

On April 11, 2014, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended March 31, 2014 of $0.19 per share of common stock that will be paid on May 15, 2014 to stockholders of record on April 25, 2014.

FFO Guidance

We are updating our full year FFO guidance for 2014 to be in the range of $1.09 to $1.12 per diluted share. This guidance (a) excludes the impact of future acquisitions, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and G&A expenses; and (c) reflects our current expectations of economic conditions in the coming year. We will update guidance quarterly in our earnings releases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of March 31, 2014. The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

Funds From Operations (FFO)

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule H. Management believes FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended
	March 31,

(In thousands, except per share amounts)	2014	2013

Net income	$3,573	$4,401
GAAP loss from non-consolidated REITs	484	188
FFO from non-consolidated REITs	419	647
Depreciation & amortization	24,289	15,984
NAREIT FFO	28,765	21,220
Acquisition costs of new properties	14	17
Funds From Operations (FFO)	$28,779	$21,237

Per Share Data
EPS	$0.04	$0.05
FFO	$0.29	$0.26

Weighted average shares (basic and diluted)	100,187	82,937

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for April 30, 2014 at 10:00 a.m. (ET) to discuss the first quarter 2014 results. To access the call, please dial 1-888-317-6016. Internationally, the call may be accessed by dialing 1-412-317-6016. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S. FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis. FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO)	H

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except per share amounts)	2014	2013

Revenue:
Rental	$61,597	$42,842
Related party revenue:
Management fees and interest income from loans	1,643	1,622
Other	23	31
Total revenue	63,263	44,495

Expenses:
Real estate operating expenses	15,071	10,770
Real estate taxes and insurance	9,251	6,595
Depreciation and amortization	24,300	15,781
Selling, general and administrative	3,272	2,532
Interest	7,176	4,208

Total expenses	59,070	39,886

Income before interest income, equity in losses of non-consolidated REITs and taxes	4,193	4,609
Interest income	1	1
Equity in losses of non-consolidated REITs	(484)	(188)

Income before taxes on income	3,710	4,422
Taxes on income	137	119

Income from continuing operations	3,573	4,303

Discontinued operations:
Income from discontinued operations,
net of income tax	—	98
Total discontinued operations	—	98

Net income	$3,573	$4,401

Weighted average number of shares outstanding,
basic and diluted	100,187	82,937

Earnings (loss) per share, basic and diluted, attributable to:
Continuing operations	$0.04	$0.05
Discontinued operations	—	—
Net income per share, basic and diluted	$0.04	$0.05

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2014	2013
Assets:
Real estate assets, net	$1,558,136	$1,568,338
Acquired real estate leases, less accumulated amortization of $78,664 and $69,848, respectively	172,262	183,454
Investment in non-consolidated REITs	79,983	80,494
Cash and cash equivalents	20,031	19,623
Restricted cash	688	643
Tenant rent receivables, less allowance for doubtful accounts of $50 and $50, respectively	6,035	5,102
Straight-line rent receivable, less allowance for doubtful accounts of $135 and $135, respectively	44,392	42,261
Prepaid expenses and other assets	9,208	10,506
Related party mortgage loan receivables	101,916	99,746
Other assets: derivative asset	4,801	5,321
Office computers and furniture, net of accumulated depreciation of $819 and $747, respectively	746	709
Deferred leasing commissions, net of accumulated amortization of $16,246 and $15,031, respectively	27,477	27,837
Total assets	$2,025,675	$2,044,034

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$316,500	$306,500
Term loans payable	620,000	620,000
Accounts payable and accrued expenses	34,390	44,137
Accrued compensation	1,027	2,985
Tenant security deposits	4,258	4,027
Other liabilities: derivative liability	3,825	2,044
Acquired unfavorable real estate leases, less accumulated amortization of $7,398 and $6,926, respectively	13,273	14,175
Total liabilities	993,273	993,868

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 100,187,405 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,273,556	1,273,556
Accumulated other comprehensive loss	976	3,277
Accumulated distributions in excess of accumulated earnings	(242,140)	(226,677)
Total stockholders’ equity	1,032,402	1,050,166
Total liabilities and stockholders’ equity	$2,025,675	$2,044,034

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$3,573	$4,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	24,797	16,415
Amortization of above market lease	(11)	(3)
Equity in losses of non-consolidated REITs	484	188
Increase (decrease) in bad debt reserve	—	(1,190)
Changes in operating assets and liabilities:
Restricted cash	(45)	(8)
Tenant rent receivables	(933)	582
Straight-line rents	(1,784)	(657)
Lease acquisition costs	(347)	(189)
Prepaid expenses and other assets	800	70
Accounts payable, accrued expenses and other items	(7,257)	(5,011)
Accrued compensation	(1,958)	(2,000)
Tenant security deposits	231	(15)
Payment of deferred leasing commissions	(1,113)	(2,624)
Net cash provided by operating activities	16,437	9,959
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(4,850)	(3,465)
Investment in non-consolidated REITs	—	4,752
Distributions in excess of earnings from non-consolidated REITs	27	27
Investment in related party mortgage loan receivable	(2,170)	(3,000)
Changes in deposits on real estate assets	—	(1,500)
Net cash used in investing activities	(6,993)	(3,186)
Cash flows from financing activities:
Distributions to stockholders	(19,036)	(15,758)
Borrowings under bank note payable	10,000	5,000
Net cash used in financing activities	(9,036)	(10,758)
Net increase (decrease) in cash and cash equivalents	408	(3,985)
Cash and cash equivalents, beginning of year	19,623	21,267
Cash and cash equivalents, end of period	$20,031	$17,282

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2014	463,849	4.8%
2015	918,042	9.5%
2016	944,181	9.8%
2017	1,078,987	11.1%
2018	902,727	9.3%
Thereafter (2)	5,378,269	55.5%
	9,686,055	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 529,588 square feet of current vacancies.

(dollars & square feet in 000's)	As of March 31, 2014
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	10	$400,568	25.7%	2,537	26.2%
Colorado	6	454,396	29.1%	2,118	21.9%
Georgia	3	225,161	14.4%	1,396	14.4%
Virginia	4	95,049	6.1%	685	7.1%
Minnesota	2	42,347	2.7%	628	6.5%
Missouri	3	63,808	4.1%	477	4.9%
North Carolina	3	65,013	4.2%	431	4.4%
Illinois	2	47,577	3.1%	372	3.8%
Maryland	1	52,288	3.4%	325	3.4%
Florida	1	43,989	2.8%	213	2.2%
Indiana	1	33,696	2.2%	205	2.1%
California	2	20,752	1.3%	182	1.9%
Washington	1	13,492	0.9%	117	1.2%
	39	$1,558,136	100.0%	9,686	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months
(in thousands)	Ended
	31-Mar-14

Tenant improvements	$1,133
Deferred leasing costs	1,112
Non-investment capex	1,119
	$3,364

	For the Three Months Ended				Year ended
	31-Mar-13	30-Jun-13	30-Sep-13	31-Dec-13	31-Dec-13

Tenant improvements	$1,729	$5,754	$4,596	$2,992	$15,071
Deferred leasing costs	2,813	1,087	3,821	1,536	9,257
Non-investment capex	1,118	1,622	1,552	1,479	5,771
	$5,660	$8,463	$9,969	$6,007	$30,099

Square foot & leased percentages	March 31,	December 31,
	2014	2013

Owned portfolio of commercial real estate (1)
Number of properties	39	39
Square feet	9,686,055	9,685,285
Leased percentage	94.5%	94.1%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,395,500	1,395,500
Leased percentage	64.0%	64.1%

Single Asset REITs (SARs) managed (1)
Number of properties	12	12
Square feet	3,067,199	3,067,199
Leased percentage	87.4%	87.4%

Total owned, investments & managed properties (1)
Number of properties	53	53
Square feet	14,148,754	14,147,984
Leased percentage	90.0%	89.7%

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Mar-14	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	860,429	54.0%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	80.0%	27.0%
			1,395,500	64.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Fourth		First
				% Leased (1)	Quarter	% Leased (1)	Quarter
			Square	as of	Average %	as of	Average %
	Property Name	Location	Feet	31-Dec-13	Leased (2)	31-Mar-14	Leased (2)

1	PARK SENECA	Charlotte, NC	109,674	82.3%	81.5%	83.6%	82.5%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
4	CENTENNIAL	Colorado Springs, CO	110,405	85.4%	85.4%	97.3%	89.4%
5	MEADOW POINT	Chantilly, VA	138,537	92.6%	92.6%	92.6%	92.6%
6	TIMBERLAKE	Chesterfield, MO	232,766	98.3%	98.3%	98.3%	98.3%
7	FEDERAL WAY	Federal Way, WA	117,010	54.4%	53.4%	54.4%	54.4%
8	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
9	TIMBERLAKE EAST	Chesterfield, MO	116,197	91.0%	91.0%	91.0%	91.0%
10	PARK TEN	Houston, TX	157,460	100.0%	100.0%	100.0%	100.0%
11	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
12	ADDISON	Addison, TX	293,787	94.3%	94.3%	94.3%	94.3%
13	COLLINS CROSSING	Richardson, TX	298,766	99.5%	99.5%	99.5%	99.5%
14	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
15	RIVER CROSSING	Indianapolis, IN	205,059	99.1%	99.1%	99.1%	99.1%
16	LIBERTY PLAZA	Addison, TX	218,934	96.0%	95.6%	96.0%	96.0%
17	INNSBROOK	Glen Allen, VA	298,456	99.9%	99.9%	99.9%	99.9%
18	380 INTERLOCKEN	Broomfield, CO	240,184	86.1%	86.1%	95.2%	88.5%
19	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
20	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
21	WILLOW BEND	Plano, TX	117,050	100.0%	97.4%	100.0%	100.0%
22	ONE OVERTON PARK	Atlanta, GA	387,267	98.3%	98.7%	98.9%	98.9%
23	390 INTERLOCKEN	Broomfield, CO	241,516	69.4%	69.4%	69.4%	69.4%
24	EAST BALTIMORE	Baltimore, MD	325,445	77.8%	77.5%	77.8%	77.8%
25	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
26	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
27	LOUDOUN TECH	Dulles, VA	136,658	100.0%	100.0%	100.0%	100.0%
28	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
29	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
30	121 SOUTH EIGHTH ST	Minneapolis, MN	474,991	91.0%	90.5%	90.7%	90.7%
31	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
32	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
33	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
34	909 DAVIS	Evanston, IL	195,245	97.9%	97.9%	97.9%	97.9%
35	ONE RAVINIA DRIVE	Atlanta, GA	386,603	90.4%	90.4%	93.6%	91.4%
36	WESTCHASE I & II	Houston, TX	629,025	97.1%	97.1%	97.1%	97.1%
37	1999 BROADWAY	Denver, CO	673,839	95.8%	95.5%	95.6%	95.7%
38	999 PEACHTREE	Atlanta, GA	621,946	94.3%	94.3%	93.0%	93.8%
39	1001 17th STREET	Denver, CO	655,420	88.5%	88.5%	88.5%	88.5%

	TOTAL WEIGHTED AVERAGE		9,686,055	94.1%	94.0%	94.5%	94.2%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.
(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of March 31, 2014
			% of
	Tenant	Sq Ft	Portfolio
1	TCF National Bank	263,111	2.7%
2	Quintiles Transnational Corp	259,531	2.7%
3	CITGO Petroleum Corporation	248,399	2.6%
4	Sutherland Asbill Brennan LLP	243,839	2.5%
5	Newfield Exploration Company	234,495	2.4%
6	US Government (a)	229,752	2.4%
7	Burger King Corporation	212,619	2.2%
8	Denbury Onshore, LLC	202,600	2.1%
9	RGA Reinsurance Company	197,354	2.0%
10	SunTrust Bank (b)	182,888	1.9%
11	Citicorp Credit Services, Inc	176,848	1.8%
12	C.H. Robinson Worldwide, Inc	153,028	1.6%
13	T-Mobile South, LLC dba T-Mobile	151,792	1.6%
14	Houghton Mifflin Harcourt Publishing Company	150,050	1.5%
15	Petrobras America, Inc.	144,813	1.5%
16	Murphy Exploration & Production Company	144,677	1.5%
17	Argo Data Resource Corporation	138,540	1.4%
18	Monsanto Company	127,778	1.3%
19	Federal National Mortgage Association	123,144	1.3%
20	Vail Resorts	122,232	1.3%
	Total	3,707,490	38.3%

(a)	Includes 180,444 and 37,813 square feet which expire in 2018 & 2014 respectively.
The remaining 11,495 square feet expire between 2015 - 2020.
(b)	Includes 55,388 square feet which expires October 31,2016.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Definition of Funds From Operations (“FFO”),

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.